UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Execution of Lease Agreement for New Facility:

On July 1, 2005, JMAR Technologies, Inc. executed a Standard Industrial Net Lease ("Lease") with Collins-Tech R.B, a California limited partnership ("Landlord"), covering the lease of a 23,080 facility in Rancho Bernardo, California (San Diego County). JMAR intends to relocate its corporate office, Research Division (laser and X-ray products) and Sensor Products Group (BioSentry sensors) into this new facility in November, 2005. JMAR currently leases three facilities in San Diego County as follows: 4,856 square feet for its corporate offices in Carlsbad, California (extended expiration in November, 2005), 9,280 square feet for its Research Division in San Diego, California (expiring April 30, 2005) and 2,200 square feet for its Sensor Products Group located in Escondido, California (currently rented on a month-to-month basis). JMAR believes that co-locating its Research Division and Sensor Products Group with the corporate offices will enhance the efficiencies of its operations and improve interaction among these groups.

The Lease provides for a commencement date of November 1, 2005 with a term of seven years. The monthly rent (exclusive of JMAR’s share of the operating costs, maintenance and repairs, real property taxes, insurance costs and utilities applicable to the facility), increases over the seven year term from $26,542 per month for the first year to $33,102 per month for the seventh year of the Lease. JMAR is required to provide a security deposit of $30,605 in cash and a letter of credit in the amount of $128,645 which reduces in amount by $50,000 at the end of the second Lease year and $25,000 per year thereafter if JMAR is not in default under the Lease. This reduction in the amount of the letter of credit will also be suspended in any year in which JMAR has been charged with a late payment more than twice.

The Lease also provides for a tenant improvement allowance of $496,200 for the costs associated with tenant improvements to be made to the facility prior to JMAR’s occupation of the facility (which includes up to $150,000 for sprinkler retro-fitting). As of the date of this Report, JMAR estimates that additional tenant improvement costs and other expenses of the relocation will be approximately $250,000 in excess of the Landlord’s tenant improvement allowance, but JMAR may not have identified all of the costs associated with the relocation to the new facility or the consolidation of the three operations and the current cost estimates may change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

July 8, 2005	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer